PRICING SUPPLEMENT NO. 1090BG Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-162195 Dated February 14, 2011

$4,498,330 Deutsche Bank AG Trigger Autocallable Optimization Securities

Linked to the Russell 2000® Index due February 22, 2016

Investment Description

Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured debt obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the Russell 2000® Index (the “Index”). The Securities are designed for investors who want to express a neutral or bullish view on the Index. If the Closing Level of the Index on any Observation Date (quarterly, beginning after one year, including the Final Valuation Date) is greater than or equal to the Initial Index Level, Deutsche Bank AG will automatically call the Securities and pay you a Call Price equal to the principal amount per Security plus a Call Return based on a Call Return Rate of 9.60% per annum (or an accruing quarterly return of 2.40%). The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called and the Final Index Level is not less than the Trigger Level, at maturity Deutsche Bank AG will pay you an amount equal to your initial investment. However, if the Securities are not automatically called and the Final Index Level is less than the Trigger Level, Deutsche Bank AG will pay you less than your initial investment resulting in a loss of 1.00% for every 1.00% decline in the Final Index Level as compared to the Initial Index Level. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. You will not receive interest payments during the term of the Securities. Investing in the Securities is subject to significant risks, including the risk of losing your entire initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of principal provided at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Features

❑

Call Return — If the Closing Level of the Index on any Observation Date (quarterly, beginning after one year, including the Final Valuation Date) is greater than or equal to the Initial Index Level, we will automatically call the Securities and pay you a Call Price equal to the principal amount per Security plus a Call Return based on a Call Return Rate of 9.60% per annum. The Call Return increases the longer the Securities are outstanding. If the Securities are not called, investors will have downside market exposure to the Index at maturity, subject to any contingent repayment of principal.

❑

Contingent Repayment of Principal at Maturity — If you hold the Securities to maturity and the Final Index Level is not less than the Trigger Level, we will pay you your initial investment at maturity. If the Final Index Level is less than the Trigger Level, however, Deutsche Bank AG will repay less than the principal amount, resulting in a loss that is proportionate to the decline in the level of the Index. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of principal at maturity, is subject to the creditworthiness of the Issuer.

Key Dates

Trade Date	February 14, 2011
Settlement Date	February 17, 2011
Final Valuation Date[1]	February 16, 2016
Maturity Date[1]	February 22, 2016
[1]	See page 3 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE 6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering Trigger Autocallable Optimization Securities linked to the performance of the Russell 2000® Index. The Securities are our unsubordinated and unsecured debt obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.

Offering	Index	Call Return Rate	Initial Index Level	Trigger Level	CUSIP/ISIN
Trigger Autocallable Optimization Securities	Russell 2000® Index (Ticker: RTY)	9.60% per annum, non-compounded	825.90	495.54, equal to 60.00% of the Initial Index Level	25154P 10 5 / US25154P1057

See “Additional Terms Specific to the Securities” in this pricing supplement. The Securities will have the terms specified in underlying supplement No. 1 dated September 29, 2009, product supplement BG dated September 29, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 29, 2009 and this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement, the underlying supplement, the accompanying prospectus, the prospectus supplement and product supplement BG. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$10.00	$0.25	$9.75
Total	$4,498,330.00	$112,458.25	$4,385,871.75
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$4,498,330.00	$522.26

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this pricing supplement, together with underlying supplement No. 1 dated September 29, 2009, product supplement BG dated September 29, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 1 dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200168/d424b21.pdf

♦	Product supplement BG dated February 2, 2010:

http://www.sec.gov/Archives/edgar/data/1159508/000119312510019698/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Securities” refers to the Trigger Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

All references to “Trigger Autocallable Optimization Securities,” “Observation Date” and “Trigger Level” in this pricing supplement shall be deemed to refer to “Autocallable Optimization Securities with Contingent Protection,” “Call Date” and “Strike Level,” respectively, as defined in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 4 of this pricing supplement and “Risk Factors” on page 6 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:

♦	You believe the Closing Level of the Index on any Observation Date, including the Final Valuation Date, will be greater than or equal to the Initial Index Level.

♦

You can tolerate the loss of some or all of your investment and are willing to expose your investment to the full downside performance of the Index if the Securities are not automatically called and the Final Index Level is less than the Trigger Level.

♦

You are willing and able to hold Securities that will be called on the earliest Observation Date on which the Closing Level of the Index is greater than or equal to the Initial Index Level, and you are otherwise willing and able to hold the Securities to maturity for a term of 5 years, and are not seeking an investment for which there will be an active secondary market.

♦

You understand and accept that you will not participate in any appreciation in the level of the Index and you are willing to make an investment the return of which is limited to the Call Return based on the Call Return Rate indicated on the cover hereof.

♦	You do not seek current income from this investment and are willing to forego dividends paid on the stocks comprising the Index.

♦

You are comfortable with the creditworthiness of Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you including any repayment of principal at maturity or upon an earlier automatic call.

The Securities may not be suitable for you if, among other considerations:

♦	You do not believe that the Closing Level of the Index on any Observation Date will be greater than or equal to the Initial Index Level.

♦	You believe the Securities will not be called and the Final Index Level will be less than the Trigger Level.

♦	You seek an investment designed to repay the full amount of your initial investment at maturity.

♦	You cannot tolerate the loss of a substantial portion or all of your investment and you are not willing to make an investment that could have the same downside market risk as the Index.

♦	You seek an investment that participates in the full appreciation in the level of the Index or that has unlimited return potential.

♦	You are unwilling to invest in the Securities with the Call Return Rate indicated on the cover hereof.

♦

You are unwilling or unable to hold Securities that will be called on any Observation Date on which the Closing Level of the Index is greater than or equal to the Initial Index Level, or you are otherwise unable or unwilling to hold the Securities to maturity for a term of 5 years, and seek an investment for which there will be an active secondary market.

♦	You prefer to receive dividends and any other distributions paid on any stocks included in the Index.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦	You seek current income from this investment.

♦

You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any repayment of principal at maturity or upon an earlier automatic call.

Final Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	$10.00 per Security (subject to a minimum purchase of 100 Securities, or $1,000)

Term	5 years, subject to a quarterly automatic call beginning after one year

Trade Date	February 14, 2011

Settlement Date	February 17, 2011

Final Valuation Date[1]	February 16, 2016

Maturity Date[2]	February 22, 2016

Index	Russell 2000® Index (Ticker: RTY)

Call Feature

The Securities will be automatically called if the Closing Level of the Index on any Observation Date is greater than or equal to the Initial Index Level. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.

Observation Dates[1]

Quarterly, beginning after one year, on the following dates: February 21, 2012, May 16, 2012, August 16, 2012, November 16, 2012, February 19, 2013, May 16, 2013, August 16, 2013, November 18, 2013, February 18, 2014, May 16, 2014, August 18, 2014, November 17, 2014, February 17, 2015, May 18, 2015, August 17, 2015, November 16, 2015 and February 16, 2016 (the “Final Valuation Date”).

Call Settlement Dates	Four business days following the relevant Observation Date

Call Return and Call Return Rate	The Call Return increases the longer the Securities are outstanding and is based upon a Call Return Rate of 9.60% per annum.

Call Price

The Call Price equals the principal amount per Security plus the product of the principal amount per Security and the applicable Call Return.

The table below reflects a Call Return Rate of 9.60% per annum.

Observation Dates	Call Return*	Call Price* (per $10.00 Security)
February 21, 2012	9.60%	$10.960
May 16, 2012	12.00%	$11.200
August 16, 2012	14.40%	$11.440
November 16, 2012	16.80%	$11.680
February 19, 2013	19.20%	$11.920
May 16, 2013	21.60%	$12.160
August 16, 2013	24.00%	$12.400
November 18, 2013	26.40%	$12.640
February 18, 2014	28.80%	$12.880
May 16, 2014	31.20%	$13.120
August 18, 2014	33.60%	$13.360
November 17, 2014	36.00%	$13.600
February 17, 2015	38.40%	$13.840
May 18, 2015	40.80%	$14.080
August 17, 2015	43.20%	$14.320
November 16, 2015	45.60%	$14.560
February 16, 2016 (Final Valuation Date)	48.00%	$14.800

* The Call Return and Call Price have been rounded for ease of analysis.

Payment at Maturity (per $10.00 Security)

If the Securities are not automatically called and the Final Index Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security.

If the Securities are not automatically called and the Final Index Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment at maturity less than the principal amount of $10.00 per Security; equal to:

$10.00 + ($10.00 × Index Return);

Under these circumstances, you will lose a significant portion proportionate to the negative Index Return, and could lose all, of your initial investment.

Index Return	Final Index Level – Initial Index Level Initial Index Level

Trigger Level	495.54, equal to 60.00% of the Initial Index Level

Closing Level	On any scheduled trading day, the closing level of the Index on the relevant date of calculation

Initial Index Level	825.90, the Closing Level of the Index on the Trade Date

Final Index Level	The Closing Level of the Index on the Final Valuation Date

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY REPAYMENT OF PRINCIPAL AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Under these circumstances, you will lose a significant portion proportionate to the negative Index Return, and could lose all, of your initial investment.

[1]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[2]	In the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Index or in any of the stocks included in the Index. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Index Level is greater than or equal to the Trigger Level. If the Securities are not automatically called and the Final Index Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you the principal amount of the Securities. However, if the Securities are not automatically called on any Observation Date and the Final Index Level is less than the Trigger Level, you will be fully exposed to any negative Index Return, resulting in a loss of principal that is proportionate to the decline in the level of the Index. Accordingly, you could lose your entire initial investment.

♦

APPRECIATION POTENTIAL IS LIMITED TO THE CALL RETURN — The appreciation potential of the Securities is limited to the applicable Call Return which is based on a Call Return Rate of 9.60% per annum, regardless of the performance of the Index. In addition, since the Call Return increases the longer the Securities are outstanding and the Securities could be called as early as the first Observation Date, the term of your investment could be cut short, and your return on the Securities would then be less than if the Securities were called at a later date. As a result, an investment directly in the stocks composing the Index could provide a better return than an investment in the Securities.

♦

CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE SECURITIES TO MATURITY — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative your initial investment even if the Closing Level of the Index is above the Trigger Level.

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Securities are unsubordinated and unsecured debt obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment upon an automatic call and any contingent repayment of principal provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦

REINVESTMENT RISK — If your Securities are called early, the holding period over which you would receive the Call Return Rate of 9.60% per annum could be as little as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦

HIGHER CALL RETURN RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Index reflects a higher expectation as of the Trade Date that the Closing Level of the Index could close below the Trigger Level on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Call Return Rate for the Securities. However, while the Call Return Rate is set on the Trade Date, the Index’s volatility can change significantly over the term of the Securities. The level of the Index could fall sharply, which could result in a significant loss of your initial investment.

♦	NO COUPON PAYMENTS — Deutsche Bank AG will not pay any interest or coupon payments with respect to the Securities.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Index and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS or its affiliates, may also engage in trading in instruments linked to the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the Securities.

♦

NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the component stocks underlying the Index would have.

♦

INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN THE INDEX — The return on your Securities may not reflect the return you would realize if you were able to invest directly in the stocks included in the Index, or a security linked directly to the uncapped performance of the Index.

♦

THE SECURITIES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity or Call Price due upon an automatic call described in this pricing supplement is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — In addition to the Closing Levels of the Index, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Index;

♦	the time remaining to maturity of the Securities;

♦	the dividend rate on the component stocks underlying the Index;

♦	interest and yield rates in the market generally;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the stocks comprising the Index, or in futures, options, exchange-traded funds or other derivative products on the stocks comprising the Index, may adversely affect the market price of the stocks comprising the Index, the level of the Index, and, therefore, the value of the Securities.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuers of the stocks included in the Index, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Final Index Level of the Index and Payment at Maturity or Call Price due upon an automatic call based on the Closing Level of the Index in the market. The calculation agent can postpone the determination of the Closing Level of the Index if a market disruption event occurs on any of the Observation Dates.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE INDEX AND THE VALUE OF SECURITIES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

♦

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities might be affected materially and adversely. As described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following table and hypothetical examples below illustrate the Payment at Maturity or Call Price due upon an automatic call for a hypothetical range of performance for the Index. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Index relative to its Initial Index Level. We cannot predict the Final Index Level or the Closing Level of the Index on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of the Index. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity or Call Price due upon an automatic call per Security based on the following assumptions:

Term:	5 years, subject to a quarterly automatic call beginning after the first year
Initial Index Level:	825.90
Trigger Level:	495.54 (60.00% of the Initial Index Level)
Call Return and Call Prices:

Observation Dates	Call Return*	Call Price*
February 21, 2012	9.60%	$10.960
May 16, 2012	12.00%	$11.200
August 16, 2012	14.40%	$11.440
November 16, 2012	16.80%	$11.680
February 19, 2013	19.20%	$11.920
May 16, 2013	21.60%	$12.160
August 16, 2013	24.00%	$12.400
November 18, 2013	26.40%	$12.640
February 18, 2014	28.80%	$12.880
May 16, 2014	31.20%	$13.120
August 18, 2014	33.60%	$13.360
November 17, 2014	36.00%	$13.600
February 17, 2015	38.40%	$13.840
May 18, 2015	40.80%	$14.080
August 17, 2015	43.20%	$14.320
November 16, 2015	45.60%	$14.560
February 16, 2016 (Final Valuation Date)	48.00%	$14.800
* Based on the Call Return Rate of 9.60% per annum.

Example 1 — The Closing Level of the Index on the first Observation Date is 880.00, which is greater than the Initial Index Level of 825.90 — the Securities are called.

Because the Closing Level of the Index on the first Observation Date is greater than or equal to the Initial Index Level, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date the Call Price of $10.960 per Security, representing a 9.60% return on the Securities.

Example 2 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Index Level of 960.00 is greater than the Initial Index Level of 825.90 — the Securities are called.

Because the Securities were not previously called and the Final Index Level is greater than or equal to the Initial Index Level, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date) the Call Price of $14.800 per Security, representing a 48.00% return on the Securities.

Example 3 — The Closing Level of the Index is not equal to or greater than the Initial Index Level on any of the Observation Dates and the Final Index Level of 720.00 is greater than the Trigger Level of 495.54 — the Securities are NOT called.

Because the Closing Level of the Index on all of the Observation Dates is not equal to or greater than the Initial Index Level, the Securities are not automatically called. Because the Final Index Level is not less than the Trigger Level, Deutsche Bank AG will pay you a Payment at Maturity equal to $10.00 per $10.00 Security.

Example 4 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Index Level of 330.36 is less than the Trigger Level of 495.54 — the Securities are NOT called.

Because the Securities are not called and the Final Index Level is less than the Trigger Level, your initial investment will be fully exposed to any decline in the Final Index Level as compared to the Initial Index Level. Accordingly, Deutsche Bank AG will pay you a Payment at Maturity calculated as follows:

$10.00 + ($10.00 × Index Return) =

$10.00 + ($10.00 × -60.00%) = $4.00

If the Securities are not automatically called and the Final Index Level is less than the Trigger Level, your initial investment will be fully exposed to any negative Index Return, resulting in a loss that is proportionate to the decline in the level of the Index. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of principal provided at maturity, is subject to the creditworthiness of the Issuer.

The Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of approximately 2,000 companies domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. This is just a summary of the Russell 2000® Index. For more information on the Russell 2000® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The Russell Indices — Russell 2000® Index” in the accompanying underlying supplement No. 1 dated September 29, 2009.

The graph below illustrates the performance of the Russell 2000® Index from February 14, 2006 to February 14, 2011. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Index Level or the Closing Level of the Index on any Observation Date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

The Russell 2000® Index closing level on February 14, 2011 was 825.90.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the Securities are uncertain, we believe the Securities should be treated as prepaid financial contracts for U.S. federal income tax purposes. Under this treatment, you should not recognize taxable income or loss prior to the maturity of your Securities, other than pursuant to a sale or exchange (including a call), and your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. If, however, the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities might be affected materially and adversely. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the tax treatment described in this pricing supplement and the accompanying product supplement.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. Individuals who purchase the Securities should consult their tax advisers regarding this legislation.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

Neither we nor UBS Financial Services Inc. provides any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Security. We have agreed that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of this pricing supplement, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.